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EXHIBIT 2.2

                               TODAY'S MAN, INC.

                          Amended and Restated Bylaws


                  These Bylaws are supplemental to the Pennsylvania Business Corporation Law as the same shall from time to time be in effect.


ARTICLE I.        SHAREHOLDERS.

         Section 101. Place of Shareholders' Meetings. All meetings of the shareholders shall be held at such place or places, inside or outside the Commonwealth of Pennsylvania, as determined by the Board of Directors from time to time.

         Section 102. Annual Shareholders' Meeting. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before such meeting shall be held at such time and place as determined by the Board of Directors. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

         Section 103. Special Meetings of Shareholders. Special meetings of the shareholders may be called at any time by the Board of Directors or the Chairman of the Board or the Chief Executive Officer.

         Section 104. Conduct of Shareholders' Meetings. The Chairman of the Board shall preside at all shareholders' meetings. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside or, in his or her absence, any officer designated by the Board of Directors shall preside. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any questions.



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ARTICLE II.       DIRECTORS.

         Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Amended and Restated Articles of Incorporation or these Amended and Restated Bylaws directed or required to be exercised or done by the shareholders.

         Section 202.  Nomination for Directors and Submission of Proposals.

                  (a) Nominations for directors to be elected may be made at a meeting of shareholders only by (i) the Board of Directors (or any committee thereof), or (ii) a shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedure set forth in Section 202(b) of these Bylaws. Business may be conducted at a meeting of the shareholders of the Corporation only if such business (i) was specified in the notice of meeting (or any supplement thereto) given by the Board of Directors, (ii) is otherwise properly brought before the meeting by the Board of Directors, or (iii) is otherwise properly brought before the meeting by a shareholder of the Corporation in accordance with the procedure set forth in
Section 202(b) of these Bylaws. Notwithstanding the foregoing, at any time prior to the election of directors at a meeting of shareholders, the Board of Directors may designate a substitute nominee to replace any bona fide nominee who was nominated as set forth above and who, for any reason, becomes unavailable for election as a director.

                  (b) Beginning with the annual meeting of the shareholders to be held in 1993, nominations by shareholders for directors to be elected, or proposals by shareholders to be considered, at a meeting of shareholders and which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Corporation in writing, either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, not later than (i) with respect to an election to be held, or a proposal to be considered, at an annual meeting of shareholders, the latest date upon which shareholder proposals must be submitted to the Corporation for inclusion in the Corporation's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended,

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or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and
(ii) with respect to an election to be held, or a proposal to be considered, at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such nomination or proposal shall set forth: (i)the name and address of the shareholder making the nomination or proposal and the person or persons nominated, or the subject matter of the proposal submitted;
(ii) a representation that the shareholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated, or the proposal submitted; (iii) a description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made, or the proposal was submitted, by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. All late nominations and proposals shall be rejected.

         Section 203. Number and Classification of Directors. The Board of Directors shall consist of such number of directors as shall be determined from time to time by the Board of Directors, subject to the limitations set forth in the Amended and Restated Articles of Incorporation. As provided in the Amended and Restated Articles of Incorporation, the directors shall be divided into four (4) classes, as nearly equal in number as possible as shall be determined by the Board, known as Class I, Class II, Class III and Class IV.

         Section 204. Vacancies in the Board of Directors. Subject to the rights of the holders of any series of the Corporation's Preferred Stock then outstanding, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by the affirmative vote of at least a majority of the remaining members of the Board,

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even though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders. Any director elected to fill a vacancy in the Board of Directors shall become a member of the same class of directors in which the vacancy existed; but if the vacancy is due to an increase in the number of directors, a majority of the members of the Board of Directors shall designate such directorship as belonging to Class I, Class II, Class III or Class IV so as to maintain the four (4) classes of directors as nearly equal in number as possible. Each director so elected shall hold office for the unexpired term of the class to which he has been elected, and thereafter until his or her successor shall have been duly elected and qualified, except in the event of his or her earlier resignation, removal or disqualification.

         Section 205. Resignations of Directors. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

         Section 206. Compensation of Directors. No director shall be entitled to any salary as such, but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a director and a reasonable fee to be paid each director for his or her services in attending meetings of the Board or committees thereof.

         Section 207. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either oral or written, shall be given by the Secretary to each member of the Board at least twenty-four hours before the time of the meeting.

         Section 208. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive

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Officer and shall be called whenever a majority of the members of the Board so request in writing. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either oral or written, shall be given by the Secretary to each member of the Board at least twenty-four hours before the time of such meeting.

         Section 209. Reports and Records. The reports of officers and committees and the records of the proceedings of all committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

         Section 210. Committees. The following committees of the Board of Directors may be established by the Board of Directors in addition to any other committee the Board of Directors may in its discretion establish: (a) Executive Committee; (b) Audit Committee; and (c) Compensation Committee.

         Section 211. Executive Committee. The Executive Committee shall consist of at least two (2) directors. Meetings of the Committee may be called at any time by the Chairman of the Executive Committee and shall be called whenever two or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

         Section 212. Audit Committee. The Audit Committee shall consist of at least two (2) directors, a majority of which shall be independent. Meetings of the Audit Committee may be called at any time by the Chairman of the Audit Committee and shall be called whenever two or more members of the Committee so request in writing. The Audit Committee shall have the following authority, powers and responsibilities:

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                  (a) To recommend each year to the Board the independent
accountants to audit the annual financial statements of the Corporation and its consolidated subsidiaries and to review the fees charged for such audits or for special engagements given to such accountants;

                  (b) To meet with the independent accountants, Chief Executive Officer, Chief Financial Officer and any other Corporation executives as the Audit Committee deems appropriate at such times as the Audit Committee shall determine to review: (i) the scope of the audit plan; (ii) the Corporation's financial statements; (iii) the results of external and internal audits; (iv) the effectiveness of the Corporation's system of internal controls; (v) any limitations imposed by Corporation personnel on the independent public accountants; and (vi) such other matters as the Audit Committee shall deem appropriate;

                  (c) To report to the entire Board at such time as the Audit Committee shall determine; and

                  (d) To take such other action as the Audit Committee shall deem necessary or appropriate to assure that the interests of the Company are adequately protected.

         Section 213. Compensation Committee. The Compensation Committee shall consist of at least two (2) directors. Meetings of the Committee may be called at any time by the Chairman of the Committee and shall be called whenever two or more members of the Committee so request in writing. The Committee shall review compensation of executive officers and make recommendations to the Board of Directors regarding executive compensation and shall have such other duties as the Board of Directors prescribes.

         Section 214. Appointment of Committee Members. The Board of Directors shall appoint or shall establish a method of appointing the members of the Executive, Audit and Compensation Committees and of any other committee established by the Board of Directors, and the Chairman of each such committee, to serve until the next annual meeting of shareholders.

         Section 215. Organization and Proceedings. Each committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, except the Chairman, as it may deem necessary. The Secretary of the Executive Committee shall be the Secretary of

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the Corporation, but the Secretary of the Audit and Compensation Committees
and of any other committee need not be the Secretary of the Corporation. A record of the proceedings of all committees shall be kept by the Secretary of such committee and filed and presented as provided in Section 209 of these Bylaws.

         Section 216. Committees. In the absence or disqualification of any member of any committee established by the Board of Directors, the members thereof who are present at any meeting of such committee and are not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of such absent or disqualified member.

         Section 217. Absentee Participation in Meetings. A director may participate in a meeting of the Board of Directors or a meeting of a committee established by the Board of Directors by use of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

ARTICLE III.      OFFICERS.

         Section 301. Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time deem advisable. Except for the Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer, the Board may refrain from filling any of the said officers at any time and from time to time. The same individual may hold any two or more offices. The following officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine: Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer. The Chairman of the Board may appoint such other officers and assistant officers as he may deem advisable provided such officers or assistant officers have a title no higher than Vice President, who shall hold office for such periods as the Chairman of the Board shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected.

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         Section 302. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

         Section 303. Chief Executive Officer. The Chief Executive Officer shall have general supervision of all of the departments and business of the Corporation; he or she shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The Chief Executive Officer shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The Chief Executive Officer shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or by the Chief Executive Officer. The Chief Executive Officer shall be a member of the Board of Directors. In the absence or disability of the Chairman of the Board or his or her refusal to act, the Chief Executive Officer shall preside at meetings of the Board. In general, the Chief Executive Officer shall perform all the duties and exercise all the powers and authorities incident to his or her office or as prescribed by the Board of Directors.

         Section 304. President. The President shall perform such duties as are incident to his or her office or prescribed by the Board of Directors or the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer or his or her refusal to act, the President shall perform the duties and have the powers and authorities of the Chief Executive Officer. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or the President.

         Section 305. Vice Presidents. The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. In the event of the absence or disability of the Chief Executive Officer and the President or their refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their seniority, shall perform

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the duties and have the powers and authorities of the Chief Executive Officer and President, except to the extent inconsistent with applicable law.

         Section 306. Secretary. The Secretary shall act under the supervision of the Chief Executive Officer and President or such other officer as the Chief Executive Officer or President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by these Bylaws or otherwise. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors, Chief Executive Officer or the President, cause the seal to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, President or such other supervising officer as the Chief Executive Officer or President may designate.

         Section 307. Treasurer. The Treasurer shall act under the supervision of the Chief Executive Officer and President or such other officer as the Chief Executive Officer or President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, President or such other supervising officer as the Chief Executive Officer or President may designate.

         Section 308. Assistant Officers. Unless otherwise provided by the Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, Chief Executive Officer, President or the officer to whom he or she is an assistant. In the event of the absence or disability of an officer or his or her refusal to act, his or her assistant officers shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such officer.

         Section 309. Compensation. Unless otherwise provided by the Board of Directors or the Compensation Committee, the salaries and compensation of all officers and assistant officers, except the Chairman of the Board, Chief Executive Officer and President, shall be fixed by or in the manner designated by the Chief Executive Officer.

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         Section 310. General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors.

ARTICLE IV.       PERSONAL LIABILITY AND INDEMNIFICATION.

         Section 401.      Personal Liability of Directors.

                  (a) A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

                           (i) the director has breached or failed to perform
the duties of his office under Chapter 17, Subchapter B of the Pennsylvania Business Corporation of 1988 (which, as amended from time to time, is hereafter called the Business Corporation Law); and

                           (ii) the breach or failure to perform constitutes
self-dealing, willful misconduct or recklessness.

                  (b) This Section 401 shall not limit a director's liability for monetary damages to the extent prohibited by Section 1713(b) of the Business Corporation Law.

         Section 402. Mandatory Indemnification. The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, reasonable attorneys' and investigation fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts

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paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Section 404 hereof. Persons who were directors or officers of the Corporation prior to the date this Section is approved by members of the Corporation, but who do not hold such office on or after such date, shall not be covered by this Section 402. A director or officer of the Corporation entitled to indemnification under this Section 402 is hereafter called a "person covered by Section 402 hereof".

         Section 403. Expenses. Expenses incurred by a person covered by
Section 402 hereof in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 404.

         Section 404. Exceptions. No indemnification under Section 402 or advancement or reimbursement of expenses under Section 403 shall be provided to a person covered by Section 402 hereof: (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended; (b) if a final unappealable judgment or award establishes that such director or officer engaged in intentional misconduct or a transaction from which the director or officer derived an improper personal benefit; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers' and directors' liability insurance whose premiums are paid for by the Corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under Section 402 or advancement or reimbursement of expenses under Section 403, but any

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such additional exception shall not apply with respect to any event, act or omission which occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

         Section 405. Continuation of Rights. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article IV shall continue as to a person who has ceased to be a member, director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 406.      General Provisions.

                  (a) The term "to the fullest extent permitted by applicable law", as used in this Article IV shall mean the maximum extent permitted by public policy, common law or statute. Any person covered by Section 402 hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option; (i) on the basis of the applicable law on the date this Section was approved by the shareholders; or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event, act or omission giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

                  (b) The right of a person covered by Section 402 hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 403 (i) may be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person; (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events, acts or omissions occurring prior to the adoption hereof; and (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of any provision of this Article IV with respect to events, acts and omissions occurring before such rescission or restrictive modification is adopted.


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                  (c) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation's primary lending bank) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorneys' and investigation fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

                  (d) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article IV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

                  (e) Nothing contained in this Article IV shall be construed to limit the rights and powers the Corporation possesses under Chapter 17, Subchapter D of the Business Corporation Law, or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

                  (f) The provisions of this Article IV may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 402 hereof by a written agreement signed by the Corporation and such person.

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                  (g) The Corporation shall have the right to appoint the
attorney for a person covered by Section 402 hereof, provided such appointment is not unreasonable under the circumstances.

         Section 407. Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by
Section 402.

ARTICLE V.        SHARES OF CAPITAL STOCK.

         Section 501. Authority to Sign Share Certificate. Every share certificate of the Corporation shall be signed by the Chairman, Chief Executive Officer or the President and by the Secretary or one of the Assistant Secretaries. If the certificate is signed by a transfer agent or registrar, the signature of any officer of the Corporation on the certificate may be facsimile, engraved or printed.

         Section 502. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such shareholder: (a) requests such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation an indemnity bond deemed sufficient by the Board of Directors; and (c) satisfies any other reasonable requirements fixed by the Board of Directors.

ARTICLE VI.       GENERAL.

         Section 601. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 602. Record Date. The Board of Directors may fix any time prior to the date of any meeting of shareholders as a record date for the determination of shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of shareholders. The Board of Directors may fix any time whatsoever (whether or not the same is more than ninety (90) days) prior to the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into


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effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

         Section 603. Emergency Bylaws. In the event of any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum cannot be readily assembled and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws.

                  (a) A meeting of the Board of Directors or of any committee thereof may be called by any officer or director upon one hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

                  (b) The director or directors in attendance at the meeting of the Board of Directors or of any committee thereof shall constitute a quorum; and

                  (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

         Section 604. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VII.      AMENDMENTS.

         Section 701. Amendment or Repeal by the Board of Directors. Except as provided by applicable law, these Bylaws may be amended or repealed, in whole or in part, by a majority vote of the incumbent directors (as defined herein) on the Board of Directors. The term "incumbent director", as used herein, shall mean any director of the Corporation on the date hereof and any other director whose election or appointment by the Board of Directors of the Corporation, or whose nomination for election by the shareholders of the Corporation, was approved by a vote of at least a majority of the directors


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then in office who either were directors on the date hereof or whose election or appointment or nomination for election was previously so approved.

         Section 702. Amendment or Repeal by Shareholders. These Bylaws may be amended or repealed, in whole or in part, by shareholders as follows: (i) in the case of an amendment or repeal which has previously received the approval of at least a majority of the incumbent directors (as defined herein) on the Board of Directors, by the affirmative vote of a majority of the votes cast by shareholders at any duly convened annual or special meeting of the shareholders; and (ii) in the case of an amendment or repeal which has not previously received the approval of at least a majority of the incumbent directors of the Board of Directors, by the affirmative vote of shareholders of at least sixty-five percent (65%) of the votes cast by shareholders at any duly convened annual or special meeting of the shareholders. This Section 702 may be amended or repealed, in whole or in part, only by the affirmative vote of shareholders of at least sixty-five percent (65%) of the votes cast by shareholders at any duly convened annual or special meeting of the shareholders. The term "incumbent director", as used herein, shall mean any director of the Corporation on the date hereof and any other director whose election or appointment by the Board of Directors of the Corporation, or whose nomination for election by the shareholders of the Corporation, was approved by a vote of at least a majority of the directors then in office who either were directors on the date hereof or whose election or appointment or nomination for election was previously so approved.

         Section 703. Recording Amendments. The text of all amendments to these Bylaws shall be attached hereto, and a notation of the date of its adoption and a notation of whether it was adopted by the directors or the shareholders shall be made in Section 802 hereof.



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ARTICLE VIII.     ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS THERETO.

         Section 801. Adoption and Effective Date. The Bylaws were originally adopted and approved by the Board of Directors of the Corporation on March 25, 1992 and by the shareholders of the Corporation on March 26, 1992. The Amendment and Restatement of the Bylaws shall be effective on the Effective Date of the Company's Second Amended Joint Plan of Reorganization dated September 26, 1997.

         Section 802.  Amendments to Bylaws.

Section Amended                  Date Amended                   Adopted By
---------------                  ------------                   ----------




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